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                                   EXHIBIT 22

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                       SUBSIDIARIES OF DRAXIS HEALTH INC.

     Draxis Pharmaceutica Inc.                    (100%)
     DAHI Animal Health Inc.                      (100%)
     DAHI Animal Health (Ontario) Inc.            (100%)
     Tican Pharmaceuticals Ltd.                   (100%)
     Draxis U.S. Inc.                             (100%)
     Draxis LLC                                   (90% direct, 10% indirect)
     Deprenyl Animal Health, Inc.                 (44% indirect)
     Stef International Corp.                     (30% indirect)